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                                                             EXHIBIT 23.2


                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Hills Stores Company on Form S-8 of our reports dated March 10, 1995 appearing in the Annual Report on Form 10-K of Hills Stores Company for the year ended February 1, 1997.


COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
May 21, 1997